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Retrophin, Inc.
Marc Panoff, CFO
646-564-3671
marc@retrophin.com

Retrophin Completes Acquisition of Manchester Pharmaceuticals

Transaction Transforms Retrophin into a Commercial Company with Two FDA-Approved Products

Company Plans to Pursue Approval of Chenodal in CTX

New York, NY (March 27, 2014) – Retrophin, Inc. (NASDAQ: RTRX) today announced the completion of the previously announced acquisition of Manchester Pharmaceuticals LLC for a total of $62.5 million, including an upfront payment of $29.5 million, plus other payments based on product sales.

The acquisition brings two products to Retrophin that have been approved by the U.S. Food and Drug Administration (FDA).  Chenodal® (chenodeoxycholic acid -- a synthetic bile acid also known as chenodiol) is indicated for patients suffering from gallstones in whom surgery poses an unacceptable health risk due to disease or advanced age. Vecamyl® (mecamylamine HCI tablets) is indicated for the management of moderately severe to severe essential hypertension and uncomplicated cases of malignant hypertension.

Retrophin intends to pursue U.S. regulatory approval for Chenodal in cerebrotendinous xanthomatosis (CTX). CTX is a rare inborn error of bile acid metabolism that often causes chronic diarrhea in infants and cataracts in childhood or adolescence and ultimately neurodegeneration caused by the buildup of cholestanol in the brain. Chenodeoxycholic acid is the standard of care for CTX, and the FDA granted it orphan drug designation for CTX in March 2010.

“The acquisition of Manchester Pharmaceuticals is a transformative event for Retrophin, as we are now a commercial company with two FDA-approved products on the market,” said Martin Shkreli, Founder and Chief Executive Officer of Retrophin. “We also look forward to raising awareness of CTX, a rare, underdiagnosed and severe disease that is treated with chenodeoxycholic acid. Early diagnosis of CTX is essential, as many patients have permanent neurological damage that could be avoided if the disease is detected early.  We are building a team of medical science liaisons to educate physicians who are most likely to see patients with this hard-to-diagnose disease.”

Dr. Gerald Salen, New Jersey Medical School, has one of the largest CTX practices in the U.S.  He noted, “Chenodal is the only effective treatment for CTX, a rare degenerative inherited disease, and therefore we are fortunate that Retrophin is continuing to make this FDA- approved drug available to patients.”

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company's marketed products include Chenodal® and Vecamyl®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), schizophrenia, autism, infantile spasms, nephrotic syndrome and others. Retrophin intends to reintroduce Syntocinon Nasal Spray in the U.S. to assist initial postpartum milk ejection. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect the Company's business. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission.

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